Exhibit 10.10
                                   May 6, 1998



Business Telecom, Inc.
4300 Six Forks Road
Raleigh, North Carolina  27609

Attention:  Mr. Brian Branson
               Chief Financial Officer

         Re: Loans Extended by General Electric Capital Corporation ("GECC") to Business Telecom, Inc. ("Borrower")

Gentlemen:

         Reference is hereby made to that certain Second Amended and Restated Loan Agreement, dated as of September 22, 1997, between GECC, in its capacity as lender and agent, and Borrower (as the same has been amended from time to time, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement. Borrower has requested, pursuant to that certain letter from BTI to GECC, a waiver by GECC of certain Events of Default currently existing under the terms of the Loan Documents. Specifically, Borrower has requested GECC to waive the Events of Default arising out of those sections of the Loan Documents identified on Exhibit A hereto.

         GECC is willing to, and hereby does, waive the specific Events of Default resulting directly from the actions specified in Exhibit A; provided, that such waiver by GECC shall relate solely to Events of Default occurring on or prior to March 31, 1998 and shall in no way prevent GECC from exercising its remedies related to any Event of Default occurring after such date (whether related to the Sections of the Loan Agreement listed in Exhibit A or otherwise); provided, further, that these waivers shall become effective and binding on the parties hereto immediately upon the execution and delivery hereof, subject to
(a) the receipt of GECC of the deliverables described in Items F and G of Exhibit B hereto and (b) the failure of Borrower to fulfill any of the requirements described in Items A, B, C, D

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or E of Exhibit B within the applicable time periods (each of which shall only be deemed satisfied upon fulfillment by Borrower, to the satisfaction of GECC in its sole discretion, of each and every such condition subsequent):

         As a material inducement to GECC to grant the waivers set forth herein, Borrower hereby (i) restates, reaffirms, ratifies and renews in all material respects at and as of the date of this letter, each and every representation, warranty, covenant, release, indemnification and agreement heretofore made by Borrower under or in connection with the Loan Agreement and the other Loan Documents; (ii) acknowledges and agrees that, except as expressly amended by the First Amendment to the Second Amended and Restated Loan Agreement or by the waivers granted hereby, the Loan Agreement remains in full force and effect in accordance with its terms, and there are no other amendments, modifications or waivers of or relating to the Loan Agreement and (iii) acknowledges and agrees that nothing set forth herein shall prevent GECC from requiring strict compliance from and after the periods covered by this letter by Borrower with the terms of the Loan Agreement and each other Loan Document.


                                            Sincerely,


                                            GENERAL ELECTRIC
                                            CAPITAL CORPORATION, as Agent


                                            By: ______________________________
                                            Its: _____________________________


Agreed to and Accepted this 6th day of May, 1998:

BUSINESS TELECOM, INC.


By: _______________________
Its: _______________________